SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 29, 1998



                                OMNIAMERICA, INC.
               (Exact name of Registrant as specified in charter)



    Delaware                         1-13272                     85-0421409
(State or other              (Commission File Number)         (I.R.S. Employer
  jurisdiction                                               Identification No.)
of incorporation)



         12001 State Highway 14 North                   87008
           Cedar Crest, New Mexico                    (Zip code)
   (Address of principal executive offices)




   Registrant's telephone number, including area code:  (505) 281-2197







DAFS01...:\95\66295\0001\1727\FRM0118U.34A

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On September 29, 1998, OmniAmerica, Inc., a Delaware corporation ("Omni" and, together with its subsidiaries, the "Company"), acquired (the "Acquisition") a total of 70 transmission towers on 61 telecommunications sites and the exclusive right to manage an additional 7 sites from Arch Communications Group, Inc., a Delaware corporation, and certain of its subsidiaries (collectively, "Arch"), for a purchase price of $20,400,314 in cash pursuant to a second closing (the "Second Closing") under that certain Asset Purchase and Sale Agreement, dated as of April 10, 1998, by and between the Company and Arch (as amended, the "Agreement"). On June 26, 1998, the Company acquired a total of 52 towers on 46 sites and the exclusive right to manage an additional 3 sites for a purchase price of approximately $13,139,000 pursuant to a first closing under the Agreement. In addition, the Company may purchase approximately 18 additional sites pursuant to a third closing under the Agreement, which closing is expected to take place, if at all, during the last calendar quarter of 1998.

            The aggregate consideration paid at the Second Closing pursuant to the Agreement was determined as the result of arm's length negotiations between the parties and was funded with borrowings under a Credit Agreement (the "Credit Agreement"), dated as of June 30, 1998, among Omni, the lenders party thereto, Bankers Trust Company, Bank Boston, N.A. and The Chase Manhattan Bank.

            Prior to the Acquisition, Arch used the assets purchased by the Company at the Second Closing in the operation of its paging business and, subject to any dispositions that may be agreed upon in the future, such assets will continue to be utilized by the Company for the purpose of leasing space on such towers to Arch and other tenants.

            The foregoing summary is subject to the full text of the Agreement referenced in Exhibits 2.1 through 2.4 below and the Credit Agreement referenced in Exhibit 2.5 below.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)   Exhibits.

               Exhibit 2.1 - Asset Purchase and Sale Agreement, dated April 10, 1998, among certain subsidiaries of Arch Communications Group, Inc. and OmniAmerica, Inc. (1)




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
               Exhibit 2.2 - Amendment to Asset Purchase and Sale Agreement, dated June 26, 1998, among certain subsidiaries of Arch Communications Group, Inc. and OmniAmerica, Inc. (1)

               Exhibit 2.3 - Second Amendment to Asset Purchase and Sale Agreement, dated August 12, 1998, among certain subsidiaries of Arch Communications Group, Inc. and OmniAmerica, Inc. (1)

               Exhibit 2.4 - Third Amendment to Asset Purchase and Sale Agreement, dated September 29, 1998, among certain subsidiaries of Arch Communications Group, Inc. and OmniAmerica, Inc. (1)

               Exhibit 2.5 - Credit Agreement, dated June 30, 1998, among OmniAmerica, Inc., the lenders party thereto, Bankers Trust Company, Bank Boston, N.A. and The Chase Manhattan Bank. (1)


---------------------

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on September 28, 1998.





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
                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    OMNIAMERICA, INC.
                                    (Registrant)

Date: October 14, 1998              By: /s/ F. Howard Mandel
                                        ---------------------------------------
                                        F. Howard Mandel
                                        Vice President and
                                        General Counsel




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
                                  EXHIBIT INDEX
    Exhibit

      2.1   -       Asset Purchase and Sale Agreement dated April 10, 1998,
                    among certain subsidiaries of Arch Communications Group, Inc. and OmniAmerica, Inc. (1)

      2.2   -       Amendment to Asset Purchase and Sale Agreement, dated June
                    26, 1998, among certain subsidiaries of Arch Communications
                    Group, Inc. and OmniAmerica, Inc. (1)

      2.3   -       Second Amendment to Asset Purchase and Sale Agreement, dated
                    August 12, 1998, among certain subsidiaries of Arch
                    Communications Group, Inc. and OmniAmerica, Inc. (1)

      2.4   -       Third Amendment to Asset Purchase and Sale Agreement, dated
                    September 29, 1998, among certain subsidiaries of Arch
                    Communications Group, Inc. and OmniAmerica, Inc. (1)

      2.5   -       Credit Agreement, dated June 30, 1998, among OmniAmerica,
                    Inc., the lenders party thereto, Bankers Trust Company, Bank
                    Boston, N.A. and The Chase Manhattan Bank. (1)

---------------------

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on September 28, 1998.